UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 28, 2017 (August 22, 2017)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 S. Mangum Street, Suite 408, Durham, NC 27701

(Address of principal executive offices, including zip code)

(914) 630-7430

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On August 22, 2017, MGT Capital Investments, Inc. (the “Company”), a Delaware corporation, MGT Mining Two, Inc. (the “Mining Sub”), a Delaware corporation and subsidiary of the Company, and UAHC Ventures LLC (“UAHC”), a Nevada limited liability company, entered into a securities purchase agreement (the “Securities Purchase Agreement”), pursuant to which the Company issued and sold to UAHC a secured convertible promissory note (the “Note”) in the original principal amount (the “Original Principal Amount”) of $2,410,000, with an original issuance discount (the “OID”) of $400,000 and legal and accounting expenses of $10,000 (the “Transaction Expense Amount”), and a warrant (the “Warrant”) to purchase shares of common stock of the Company, par value $0.001 per share. In accordance with the Securities Purchase Agreement, UAHC shall fund the Company and Mining Sub (together the “Borrowers”) the purchase price (the “Purchase Price”) in an amount of $2,000,000, which equals deducting the OID and Transaction Expense Amount from the Original Principal Amount. A copy of the Securities Purchase Agreement is attached herein as Exhibit 10.1.

On August 18, 2017, in connection with the Securities Purchase Agreement, the Borrowers executed the Note, promising to pay UAHC the Original Principal Amount and all amounts of accrued and unpaid interest on the outstanding balance on the date that is twenty-four (24) months from when UAHC transfers the Purchase Price to the Borrowers (the “Purchase Price Date”). The Note is secured with all assets of the Mining Sub, currently owned and later acquired, and the Company’s three thousand (3,000) shares of common stock of the Mining Sub. The Note bears an interest rate of ten per cent (10%) per annum, beginning to accrue from the Purchase Price Date, provided that at any time on or after the occurrence of an Event of Default, the interest rate shall be adjusted to twenty-two per cent (22%) per annum.

Subject to the terms and conditions set forth in the Note, the Borrowers may prepay all or any portion of the outstanding balance of the Note in cash of an amount equal to 125% multiplied by the elected prepayment amount of the Note. At any time beginning on the Purchase Price Date until the outstanding balance of the Note has been paid in full, UAHC may, at its option, convert all or any portion of the outstanding balance of the Note into shares of common stock of the Company on a cashless basis at a price of $1.05 per share (the “Lender Conversion Price”), as adjusted from time to time depending on the circumstances as defined in the Note. In addition, beginning from three (3) months after the Purchase Price Date, UAHC has the right to redeem a portion of the outstanding balance of the Note in any amount that is less than $160,000 (the “Maximum Monthly Redemption Amount”), in cash or with consent of the Borrower, by converting such Redemption Amount into shares of the Company’s common stock at a per share price that is the lower of the Lender Conversion Price and the price that is sixty-five percent (65%) of the average of the lowest intra-day trade price of the common stock during the thirty (30) Trading Days immediately preceding the applicable conversion. A copy of the Note is attached herein as Exhibit 10.2.

In connection with the issuance of the Note, on August 18, 2017 (the “Issue Date”), the Company also issued to UAHC the Warrant to purchase up to 861,905 shares of common stock of the Company (the “Warrant Shares”) as the number of Warrant Shares may be adjusted in accordance with the terms of the Warrant (the “Warrant”). The Warrant shall be exercisable at a price of $1.05 per share payable in cash from the Issue Date until the five-year anniversary; provided that UAHC may elect to exercise the Warrant on a cashless basis. UAHC may only exercise the Warrant on a cashless basis if the underlying Warrant Shares have not been registered with the Securities and Exchange Commission under any registration statement on or before the date that is six (6) months from the Issue Date. A copy of the Warrant is attached herein as Exhibit 10.3.

On August 22, 2017, the Borrowers and UAHC closed the transactions as described above and UAHC transferred the Purchase Price to the Company.

Unless specifically defined herein, the capitalized terms shall have the meanings as defined in the respective documents attached herein. The forgoing terms are qualified in their entirety by the actual Securities Purchase Agreement, the Note and the Warrant attached herein as Exhibits 10.1, 10.2 and 10.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Securities Purchase Agreement

10.2	Form of the Secured Convertible Promissory Note

10.3	Form of the Warrant to Purchase Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 28, 2017

MGT Capital Investments, Inc.

By:	/s/ Robert Ladd
Name:	Robert Ladd
Title:	Chief Executive Officer and President